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                                                                       Exhibit 1



















                                TELVENT GIT, S.A.
                       (Kingdom of Spain Sociedad Anonima)
                           [          ] Ordinary Shares



                               PURCHASE AGREEMENT
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                                TELVENT GIT, S.A.
                       (Kingdom of Spain Sociedad Anonima)
                           [          ] Ordinary Shares
                       (Nominal Value E3.00505 Per Share)
                               PURCHASE AGREEMENT

                                                              October [__], 2004

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
Lehman Brothers Inc.
SG Cowen & Co., LLC
  as Representatives of the several Underwriters
c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
4 World Financial Center
New York, New York  10080

Ladies and Gentlemen:

Telvent GIT, S.A., a sociedad anonima organized under the laws of the Kingdom of Spain (the "Company") and the individuals identified on Schedule D hereto as the Executive Selling Shareholders and the individuals identified on Schedule D hereto as the Other Selling Shareholders (collectively the Executive Selling Shareholders and the Other Selling Shareholders, the "Selling Shareholders"), confirm their agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Lehman Brothers Inc. and SG Cowen & Co., LLC are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of ordinary shares, nominal value E3.00505 per ordinary share, of the Company ("Ordinary Shares") set forth in said Schedule A, and with respect to the grant by the Company and the Selling Shareholders to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [ ] additional Ordinary Shares to cover overallotments, if any. The aforesaid [ ] Ordinary Shares (the "Initial Securities") to be purchased by the Underwriters and all or any part of the [ ] Ordinary Shares subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

      The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

      The Company has filed with the United States Securities and Exchange Commission (the "Commission") a registration statement on Form F-1 (No. 333-119508), as amended, including the related preliminary prospectus or prospectuses, covering the registration of the Securities under the U.S. Securities Act of 1933, as amended (the "1933 Act"). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule
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430A ("Rule 430A") of the rules and regulations of the Commission under the 1933
Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

      SECTION 1. Representations and Warranties.

      (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Pre-Funding Date referred to in Section 2(c) hereof, as of the Closing Time referred to in
Section 2(d) hereof, as of the Option Pre-Funding Date (if any) referred to in
Section 2(c) hereof and as of the Date of Delivery (if any) referred to in
Section 2(d) hereof, and agrees with each Underwriter, as follows:

            (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

            At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through


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      Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

            Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (ii) Independent Accountants. The accountants who certified the Company's financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations. The accountants have not provided to the Company or its subsidiaries any non-audit services, the provision of which is prohibited by applicable law or accounting standards. To the knowledge of the Company, PricewaterhouseCoopers LLP, who certified Metso Automation SCADA Solutions Ltd.'s and Metso Automation SCADA Solutions, Inc.'s (collectively "Metso NMS") combined financial statements included in the Registration Statement, is an independent public accountant with respect to Metso NMS as required by the 1933 Act and the 1933 Act Regulations.

            (iii) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries, and Metso NMS, as applicable, at the dates indicated and the statement of operations, shareholders' equity and cash flows of the Company and its consolidated subsidiaries, and Metso NMS, as applicable, for the periods specified; except as otherwise stated in the Registration Statement said financial statements have been prepared in conformity with U.S. generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis throughout the period involved. The supporting schedules included in the Registration Statement present fairly in accordance with U.S. GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the selected financial data, as applicable, to the extent presented in Spanish GAAP, have been prepared in conformity with Spanish generally accepted accounting principles ("Spanish GAAP") applied on a consistent basis throughout the periods involved; and the summary and selected financial data, including the selected unaudited quarterly financial information, included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

            (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries


                                       3
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      considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

            (v) Good Standing of the Company. The Company is a limited liability company (sociedad anonima) duly organized, existing, established, and in good standing under the laws of the Kingdom of Spain, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

            (vi) Good Standing of Subsidiaries. Each significant subsidiary of the Company within the meaning of Rule 1-02 (w) under Regulation S-X (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a limited liability company (sociedad anonima) or corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (a) the subsidiaries listed on Exhibit 21 to the Registration Statement and (b) certain other subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

            (vii) Capitalization. The authorized, issued and outstanding share capital of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding share capital of the Company are in registered form, amount to Euro 3.00505 nominal value each and are ordinary shares. All of the issued shares (including the Securities that may be purchased by the Underwriters from the Selling Shareholders) have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of share capital of the Company (including the Securities that may be purchased by the Underwriters from the Selling Shareholders) was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Except as otherwise disclosed in the Registration Statement, there are no outstanding securities convertible into or exchangeable for, or warrants or rights to purchase Ordinary Shares or other securities from the Company or any of the subsidiaries nor are there any obligations of the Company to allot, issue or transfer, the

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      Securities; the Initial Securities are freely transferable by the Company to or for the account of the Underwriters and (to the extent described in the Registration Statement) the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Securities under the laws of Spain or the United States, or under any contract or agreement.

            (viii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

            (ix) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement, by means of the shareholders resolutions and Board of Directors resolutions adopted on April 15, 2004 and September 1, 2004, respectively, and the shareholders' preemptive right to subscribe for the Securities has been validly waived in accordance with the provisions of the Spanish Public Limited Liability Act ("Ley de Sociedades Anonimas") and, when registered with the Mercantile Registry of Madrid and issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Ordinary Shares conform in all material respects to all statements relating thereto contained in the Prospectus; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

            (x) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter ("escritura de constitucion") or by-laws ("estatutos sociales" or "estatutos") or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments"), or in violation of any law, statute, rule regulation, judgment, order or decree except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations (assuming compliance with all applicable state securities blue sky laws and regulations and other similar laws of foreign jurisdictions). As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

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            (xi) Absence of Labor Dispute and Compliance with Labor Laws. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, which could result in a Material Adverse Effect. The Company and each of its subsidiaries are in compliance with all their formal and payment obligations imposed by labor or social security regulations (except for such non compliance that would not result in a Material Adverse Effect).

            (xii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which, if determined adversely to the Company or any subsidiary, would be reasonably likely to result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets of the Company or any of its Subsidiaries or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

            (xiii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

            (xiv) Accuracy of Description of Contracts and Material Documents. All descriptions of contracts or other material documents described in the Registration Statement are accurate descriptions in all material respects, fairly summarize the contents of such contracts or documents and do not omit any material information. There are no contracts or documents that would be required to be described in the Registration Statement that have not been so described.

            (xv) Related Party Transactions. The descriptions of transactions appearing under the heading "Relationship Between Telvent and the Abengoa Group" in the Registration Statement are accurate descriptions of, and fairly summarize the relevant transactions in all material respects. There are no further transactions that are material and would be required to be described in the Registration Statement that have not been so described. There are no assets and rights owned or held by Abengoa, S.A. ("Abengoa") or any affiliate of Abengoa (other than the Company and its subsidiaries) required to conduct the business of the Company and its subsidiaries and that have been used by the Company and its subsidiaries prior to the Closing Time other than any assets or rights that are described under the heading "Relationship Between Telvent and the Abengoa Group" in the Registration Statement.

            (xvi) Possession of Intellectual Property and Compliance with Data Protection Laws. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which


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      infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect. The Company and each of its subsidiaries are in compliance with the applicable rules relating to personal data processing and treatment, except where the failure to comply would not reasonably be expected to result in a Material Adverse Effect.

            (xvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency in the United States, Spain, the European Union or elsewhere is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

            (xviii) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

            (xix) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate U.S. federal, state, local or non-U.S. regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

            (xx) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or other encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries or (c) such encumbrances which singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

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            (xxi) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

            (xxii) Passive Foreign Investment Company. The Company is not and does not believe that, upon the consummation of the transactions contemplated hereby and the application of the proceeds as described in the Registration Statement under the caption "Use of Proceeds", it will become a "passive foreign investment company" within the meaning of
      Section 1296 of the United States Internal Revenue Code of 1986, as amended.

            (xxiii) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any U.S. federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

            (xxiv) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

            (xxv) Internal Accounting Controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. and Spanish generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the Company has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity and provide a sufficient basis for the preparation of financial statements in accordance with US GAAP.

            (xxvi) Transfer and Similar Taxes. No stamp, issue, transfer tax, value added tax or duty or other similar tax or duty ("Transfer Taxes") is payable by or on behalf of the


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      Underwriters in the European Union or Spain or any political subdivision or taxing authority thereof and no capital gains, income or withholding or other similar tax is payable by or on behalf of the Underwriters in the European Union or Spain or any political subdivision or taxing authority thereof, in any case, in connection with: (i) the offer, sale and delivery by the Company of the Securities to or for the respective accounts of such Underwriters; (ii) the sale and delivery by such Underwriters of the Securities to the initial purchasers thereof; (iii) the execution and delivery of this Agreement; and (iv) the consummation of the transactions contemplated by this Agreement or any other document relating to a global offering, in each case, other than (x) Spanish income or withholding tax on any interest income obtained under section 2(c) and 9(b) of this Agreement and (y) any capital gains, income or withholding or other similar tax which may be imposed upon an Underwriter as a result of the purchase, ownership and resale by such Underwriter (a) of Securities through a permanent establishment of such Underwriter located in Spain or the European Union, (b) by reason of such Underwriter owning, directly or indirectly (but not taking into account for this purpose any Securities owned by any other Underwriter), during the 12-month period preceding the resale of Securities by such Underwriter, Securities representing 25 percent or more of the capital of the Company or (c) by reason of such Underwriter owning, directly or indirectly, Securities representing less than 25 percent of the capital of the Company and such Underwriter not being entitled to benefits under the Convention between the United States of America and the Kingdom of Spain for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income, as in force on the date hereof.

            (xxvii) Insurance. The Company and its Subsidiaries carry insurance in such amounts and covering such risks as are adequate in the reasonable judgment of the Company for the conduct of their respective businesses and the value of their respective properties and the Company believes that, following the completion of the offering, it and its Subsidiaries will continue to be able to obtain insurance on substantially the same terms as it now possesses.

            (xxviii) Tax Returns The Company and its subsidiaries have timely filed all Spanish, U.S. and other foreign tax returns that are required to have been filed by them pursuant to applicable Spanish, U.S. or other law or have duly requested extensions thereof, except insofar as the failure to file such returns or request such extensions would not reasonably be expected to result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes or assessments, if any, as are being contested in good faith and as to which adequate reserves under U.S. GAAP have been provided or where the failure to pay would not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability of the Company and each subsidiary for any years not finally determined are adequate under U.S. GAAP to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

            (xxix) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company and any of the Company's directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes Oxley Act").

            (xxx) Arrangements with Directors, Executive Officers and Affiliates. Except as disclosed in the Registration Statement, no material indebtedness (actual or contingent) and no material contract or arrangement is outstanding between the Company and any director or executive officer of the Company or any person connected with such director or executive officer (including his/her spouse, infant children, any company or undertaking in which he/she holds a controlling interest). There are no relationships or transactions between the Company on the one hand and its affiliates, officers and directors or their shareholders, customers or suppliers on the other hand which, although required to be disclosed, are not disclosed in the Registration Statement . Except as otherwise disclosed in the Registration Statement, neither the Company nor any of its subsidiaries has agreed with its employees, its officers or directors to pay any compensation for termination of contract or any other compensation for any cause that may have a material impact on the economic or financial situation of the Company.

            (xxxi) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder ("FCPA"), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith in all material respects, in each case to the extent the FCPA is applicable.

            (xxxii) Currency and Foreign Transactions Reporting Act. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions (including within the United States, Spain, the European Union or elsewhere), the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened that could have a Material Adverse Effect. In addition, neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation of any applicable money laundering regulations in Spain, and in particular, in Law 19/1993, of December 28, on Money Laundering, as amended by law 19/2003, of July 4 and as developed by Royal Decree 925/1995, of June 9 and Ministerial Order 2652/2002, of October 24.

            (xxxiii) Export Control and Foreign Assets Control. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable export control and foreign assets control laws and regulations, including without limitation the U.S. Export Administration Act of 1979, as amended, the U.S. Trading with the Enemy Act of 1917, as amended, and the U.S. International Emergency Economic Powers Act, as amended, and all regulations, decrees and orders promulgated thereunder, issued, administered or enforced by any governmental agency (collectively, the "Export Control and Foreign Assets Control Laws"). No action, suit, investigation, or proceeding by or before any court or governmental agency, authority or body involving Abengoa, the Company or any of its subsidiaries or any director, officer, agent or employee of the Company or any of its subsidiaries with respect to the Export Control and Foreign Assets Control Laws is pending or, to the best knowledge of the Company, threatened that could have a Material Adverse Effect. The Company has agreed that it will not cause or permit, directly or indirectly, use of any of the proceeds of the offering of Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of furthering, facilitating or financing any transaction by the Company or such other person or entity that would be prohibited by the Export Control and Foreign Assets Control Laws if performed or engaged in by a United States person or a person subject to the jurisdiction of the United States, as the case may be, in either event as defined by the regulations of the Office of Foreign Assets Control of the U.S. Department of the Treasury, or within the United States.

            (xxxiv) Suppliers. No contract manufacturer or supplier of merchandise to the Company or any of its subsidiaries has ceased shipments of merchandise to the Company or any of its subsidiaries since December 31, 2003 other than in the normal and ordinary course of business, which cessation could reasonably be expected to result in a Material Adverse Effect.

            (xxxv) Retirement, Death or Disability Benefits. Other than as set forth in the Registration Statement, the Company has no obligation to provide retirement, death or disability benefits to any of the present or past employees of the Company or its subsidiaries, or to any other person that would, individually or in the aggregate, have a Material Adverse Effect.

            (xxxvi) Statistical and Market Data. Any statistical and market-related data included in the Registration Statement are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

            (xxxvii) Foreign Private Issuer. The Company is a "foreign private issuer," as such term is defined in the rules and regulations under the 1933 Act.

      (b) Representations and Warranties by the Selling Shareholder(s). Each Executive Selling Shareholder and Other Selling Shareholders as applicable, severally and not jointly represents and warrants to each Underwriter as of the date hereof, as of the Closing Time, and as of the Date of Delivery, and agrees with each Underwriter, as follows:

            (i) Accurate Disclosure. To the best knowledge of such Executive Selling Shareholder, the representations and warranties of the Company contained in Section 1(a) hereof are true and correct; such Selling Shareholder has reviewed and is familiar with the Registration Statement and the Prospectus and neither the Prospectus nor any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that with respect to any Other Selling Shareholder, this representation and warranty is limited to information furnished by or on behalf of such Other Selling Shareholder expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) relating specifically to the Ordinary Shares to be sold by such Other Selling Shareholder; and such Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the Prospectus.

            (ii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

            (iii) Authorization of Power of Attorney and Custody Agreement. The Power of Attorney and Custody Agreement, in the form heretofore furnished to the Representative(s) (the "Power of Attorney and Custody Agreement"), has been duly authorized, executed and delivered by such Selling Shareholder and is the valid and binding agreement of such Selling Shareholder.

            (iv) Noncontravention. The execution and delivery of this Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, in the United States, Spain, the European Union or elsewhere having jurisdiction over such Selling Shareholder or any of its properties.

            (v) Certificates Suitable for Transfer. The Securities to be sold by such Selling Shareholder pursuant to this Agreement are certificated securities in registered form and are not held in any securities account or by or through any securities intermediary within the meaning of the Uniform Commercial Code as in effect in the State of New York (the "UCC"). Certificates for all of the Securities to be sold by such Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with American Stock Transfer & Trust Company (the "Custodian") with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement.

            (vi) Valid Title. Such Selling Shareholder has, and at the Closing Time and on the Date of Delivery will have, valid title to the Securities to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney and Custody Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder.

            (vii) Delivery of Securities. Upon the Underwriters' acquiring possession of the Securities to be sold by such Selling Shareholder and paying the purchase price therefor pursuant to this Agreement, the Underwriters (assuming that no such Underwriter has notice of any "adverse claim", within the meaning of Section 8-105 of the New York Uniform Commercial Code, to such Securities) will acquire their respective interests in such Securities (including, without limitation, all rights that such Selling Shareholder had or has the power to transfer in such Securities) free and clear of any adverse claim within the meaning of
      Section 8-102 of the New York Uniform Commercial Code.

            (viii) Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

            (ix) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency in the United States, Spain, the European Union or elsewhere is necessary or required for the performance by each Selling Shareholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

            (x) No Association with NASD. Neither such Selling Shareholder nor any of his affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I (dd) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

      (c) Officer's Certificates. Any certificate signed by any empowered officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholders as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

      SECTION 2. Sale and Delivery to Underwriters; Closing.

      (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof. Additionally, each of the Pre-Funding Entities (as defined below) agrees to advance the Pre-Funding Amount (as defined below) to subscribe for the Initial Securities issued by the Company, as set forth below.

      (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each of the Selling Shareholders, acting severally and not jointly, hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional [ ] Ordinary Shares at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised once in whole or in part only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by Merrill Lynch to the Company and the Selling Shareholders setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery

(the "Date of Delivery") shall be reasonably determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined and shall be at least four business days following any notice by Merrill Lynch. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of fractional shares. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, first from the Selling Shareholders on a pro rata basis based on the respective ownership of each of the Selling Shareholders as set forth on Schedule D and then from the Company, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of fractional shares. Additionally, each of the Pre-funding Entities agrees to advance the Option Pre-Funding Amount (as defined below) to subscribe for the Option Securities issued by the Company, as set forth below.

      (c) Pre-funding. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Pre-Funding Entities agree that Merrill Lynch International (the "Pre-Funding Entities") shall initially subscribe for the Initial Securities for the respective account of the Underwriters as set forth herein. The obligation of the several Pre-Funding Entities are subject to (i) no termination event set forth in Sections 9(a)(i) to (v) having occurred, (ii) the accuracy of the representations and warranties of the Company contained in Section 1 hereof,
(iii) the performance by the Company of its covenants and obligations hereunder in all material respects, (iv) the satisfaction of the conditions in Sections 5(a) and 5(f) (except that all references to Closing Time shall be changed to the Pre-Funding Date (as defined) for purposes of this sentence) and (v) delivery of an executed copy of the authorization letter in the form attached as Exhibit D hereto to the Bank and to the Pre-Funding Entities. In connection therewith, the Pre-Funding Entities shall advance payment in an amount of $[ ] (the "Pre-Funding Amount" or the full purchase price of the Initial Securities less the Underwriters' discount) to an account designated by the Company at BNP Paribas (the "Bank") by 1:00 P.M. (New York Time) on the business day after the date hereof (the "Pre-Funding Date"), by wire transfer of immediately available funds in U.S. dollars representing the Pre-Funding Amount. Upon deposit of the Pre-Funding Amount, the Company shall use its best efforts to register a share capital increase with the Mercantile Registry of Madrid with respect to the Initial Securities prior to the Closing Time. Delivery of the Authorization release letter in the form attached as Exhibit E hereto to the Bank and the Company and thereby the release of the conditions relating to the Pre-Funding Amount by the Pre-Funding Entities and delivery of certificates for the Initial Securities shall be done as specified in Section 2(d). If as a result of a failure to satisfy a condition set forth in Section 5, occurrence of a termination event set forth in Section 9(a) or otherwise the Closing Time does not occur within the time frame provided by Section 2(d), upon notice to the Bank from the Company or any of the Representatives, the Pre-Funding Entities will have returned to them the Pre-Funding Amount (in addition to any other amounts owing to them including pursuant to Section 9(b)) and following receipt of such funds, the Initial Securities as subscribed for by the Pre-Funding Entities shall be transferred to the Company, which will acquire them for their cancellation.

      In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Pre-Funding Entities agree that the Pre-Funding Entities shall subscribe for the Option Securities to be sold by the Company (the "Company Option Securities") as set forth herein in the event that any or all of the Company Option Securities are purchased by the Underwriters. The obligation of the several Pre-Funding Entities are subject to (i) no termination event set forth in Sections 9(a)(i) to (v) having occurred, (ii) the accuracy of the representations and warranties of the Company contained in Section 1 hereof, (iii) the performance by the Company of its covenants and obligations hereunder in all material respects,
(iv) the satisfaction of the conditions in Sections 5(a) and 5(f) (except that all references to Closing Time shall be changed to the Option Pre-Funding Date (as defined) for purposes of this sentence) and (v) delivery of an executed copy of the authorization letter in the form attached as Exhibit D hereto to the Bank and to the Pre-Funding Entities. In connection therewith, the Pre-Funding Entities shall advance payment in a U.S. dollar amount equivalent to the Company Option Securities for which the option has been exercised (the "Option Pre-Funding Amount" or the full purchase price of the Company Option Securities less the Underwriters' discount) to an account designated by the Company at the Bank by 1:00 P.M. (New York Time) on the business day after the date of notice from Merrill Lynch as to the exercise of the Option Securities (the "Option Pre-Funding Date"), by wire transfer of immediately available funds in U.S. dollars. Upon deposit of the Option Pre-Funding Amount, the Company shall use its best efforts to register a share capital increase with the Mercantile Registry of Madrid with respect to the Company Option Securities. Delivery of the authorization release letter in the form attached as Exhibit E hereto to the Bank and the Company and thereby the release of the conditions relating to the Option Pre-Funding Amount by the Pre-Funding Entities and delivery of certificates for the Company Option Securities shall be done as specified in
Section 2(d). If as a result of a failure to satisfy a condition set forth in
Section 5, occurrence of a termination event set forth in Section 9(a) or otherwise the Date of Delivery does not occur within the time frame provided in
Section 2(d), upon notice from the Company or the Underwriters, the Pre-Funding Entities will have returned to them the Option Pre-Funding Amount (in addition to any other amounts owing to them including pursuant to Section 9(b)) and following receipt of such funds, the Company Option Securities as subscribed for by the Pre-Funding Entities shall be transferred to the Company, which will acquire them for their cancellation.

      Any advances by the Pre-Funding Entities of the Pre-Funding Amount or Option Pre-Funding Amount will not relieve any Underwriter from its obligations hereunder.

      (d) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, at One New York Plaza, New York, NY 10004, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

      In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Shareholders, on the Date of Delivery as specified in the notice from the Representatives to the Company and the Selling Shareholders.

      Subject to this paragraph, payment shall be made to the Company and the Selling Shareholders by wire transfer of immediately available funds in U.S. dollars to a bank account designated by the Company and the Custodian pursuant to each Selling Shareholder's Power of Attorney and Custody Agreement, as the case may be, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them; subject, with respect to payment made to the Company, to the provisions established in the last sentence of this paragraph. It is understood that each Underwriter has authorized the Representative(s), for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder. At the election of the Pre-Funding Entities, the Pre-Funding Entities may apply any amounts received from any Underwriter under this Section 2(d) as a Representative as a repayment of any Pre-Funding Amount or Option Pre-Funding Amount and shall then authorize the funds to be released from the Pre-Funding Amount account or Option Pre-Funding Amount account, as the case may be, as payment by the Underwriters to the Company under this Section 2(d).

      (e) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern Time) on the business day prior to the Closing Time or the Date of Delivery, as the case may be.

      SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

      (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

      (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object in writing.

      (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, a total of four signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

      (f) Blue Sky Qualifications. The Company will use its best reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may reasonably designate and to maintain such qualifications in effect so long as reasonably required to effect the distribution thereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

      (g) Rule 158. The Company will timely file such reports pursuant to the United States Securities Exchange Act of 1934 (the "1934 Act") as are necessary in order to make generally available within the meaning of Section 11(a) of the 1933 Act to its securityholders as soon as reasonably practicable an earnings statement in a form complying with the requirements of Rule 158 of the 1933 Act.

      (h) Use of Proceeds. The Company, subject to any additional restrictions set forth herein, will use the net proceeds received by it from the sale of the Securities in the manner specified in the

Prospectus under "Use of Proceeds". The Company will not cause or permit, directly or indirectly, use of any of the proceeds of the offering of Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of furthering, facilitating or financing any transaction by the Company or such other person or entity that would be prohibited by the Export Control and Foreign Assets Control Laws if performed or engaged in by a United States person or a person subject to the jurisdiction of the United States, as the case may be, in either event as defined by the regulations of the Office of Foreign Assets Control of the U.S. Department of the Treasury, or within the United States.

      (i) Compliance with Rule 463. The Company will file with the Commission such information on Form 20-F as may be required pursuant to rule 463 of the 1933 Act Regulations.

      (j) Listing. The Company will use its reasonable best efforts to effect the quotation of the Securities on the Nasdaq National Market and, for so long as the Company is a reporting company pursuant to Section 12 or Section 15 of the 1934 Act, the Company will use its reasonable best efforts to maintain the quotation of the securities on the Nasdaq National Market or effect and maintain a listing on the New York Stock Exchange or the American Stock Exchange.

      (k) Transfer Taxes. The Company will bear and pay (or, in respect of any Transfer Tax for which the Underwriters are initially liable, will promptly reimburse the same to the Underwriters) any Transfer Taxes (together with any related costs, fines, penalty or interest) that are payable on or in connection with the issue, subscription, distribution, offer, sale and/or delivery of the Securities to be issued by it or its nominees, agents or affiliates to the Underwriters and to subscribers procured by the Underwriters and the execution, delivery and performance of this Agreement and any value added tax payable in connection with the commissions and other amounts payable or allowable by the Company. The Company agrees that the Underwriters may each elect to deduct from the payments to be made by them to the Company under this Agreement, any amounts required to be paid by the Company or any Underwriter under this clause.

      (l) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Ordinary Share or any securities convertible into or exercisable or exchangeable for Ordinary Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Ordinary Shares, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder.

      (m) Registration of Share Capital Increase with the Mercantile Registry of Madrid. Immediately following the Pre-Funding Date or the Option Securities Pre-Funding Date, as applicable, the Company will use its best efforts to register the share capital increase for the Initial Securities or Optional Securities, as applicable, with the Mercantile Registry of Madrid.

      (n) Compliance with Spanish Securities Market Law. The Company will file with the Spanish Securities and Exchange Commission (the "CNMV") such information as may be required pursuant to the Securities Market Law and further regulations.

      (o) Reporting Requirements. The Company will (i) no later than the last date upon which such document is required to be filed, or as soon before as is reasonably practicable, file with the Commission and post on its website for at least three years a Form 20-F, which Form shall include financial statements prepared and presented in U.S. GAAP; (ii) no later than 30 days before its annual shareholders meeting furnish to the Commission on Form 6-K and post on its website a notice of the time and place of such meeting and no later than 15 days before its annual shareholders meeting, or as soon thereafter as is reasonably practicable, distribute a statement to shareholders, furnish such statement to the Commission on Form 6-K and post such statement on its website for at least three years, which statement shall provide information as to all matters that the Company is required to publish pursuant to Spanish law for shareholders in connection with its annual meeting; (iii) no later than 60 days following the end of each of the first three fiscal quarters of each fiscal year following the Closing Time, or as soon thereafter as is reasonably practicable, furnish to the Commission and post on its website for at least three years a Form 6-K, which Form shall include financial statements prepared and presented in U.S. GAAP and shall include substantially the same information as required by a Form 10-Q, including a Management's Discussion and Analysis of Financial Condition and Results of Operations section; and (iv) furnish with the Commission a Form 6-K relating to all events required to be disclosed pursuant to Form 8-K by U.S. reporting companies within ten business days of when a Form 8-K would be required to be filed or furnished, as the case may be, by a U.S. reporting company, or as soon thereafter as is reasonably practicable, relating to any of the following: (a) entry into or termination of material agreements not made in the ordinary course of business, (b) creation of a material direct financial obligation or a material obligation under an off-balance sheet arrangement, as well as triggering events that accelerate or increase direct or off-balance sheet obligations, (c) material costs associated with exit or disposal activities, (d) material impairments, (e) notice of delisting or failure to satisfy listing standards, (f) non-reliance on previously-issued financial statements, related audit reports or completed interim reviews, (g) resignations of a director for any reason, (h) the election of a new director,
(i) the appointment or departure of a principal officer, (j) any change in the Company's fiscal year, (k) any amendments to the Company's charter or by-laws,
(l) any unregistered sales of the Company's equity securities, (m) any material modifications to rights of holders of the Company's securities, (n) the bankruptcy, insolvency or concurso of the Company, (o) completion of an acquisition or disposition of assets, (p) any release of material information regarding results of operation and financial condition, (q) any change in control of the Company, (r) any change in the Company's accountant (s) any amendment or waiver of the Company's code of ethics and (t) any financial statements of acquired businesses and pro forma financial information (provided that such information is not required to be presented in U.S. GAAP). To the extent any filing requirements of the Commission are modified following the Closing Time, the Company will make such filings as are reasonably appropriate so as to adhere to the general intent and spirit of the immediately preceding sentence. All such documents and statements will be in English.

      SECTION 4. Payment of Expenses.

      (a) Expenses. The Company and the Selling Shareholders will pay all expenses incident to the performance of its obligations under this Agreement, including those relating to (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities (but not including the costs of preparing any such underwriting agreements and documents), (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vi) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market, (xi) any costs, fees and expenses associated with the Pre-Funding Amount or the Optional Pre-Funding Amount (including the costs and expenses of the Bank) and (xii) any costs, fees and expenses associated with registering the Securities with the Mercantile Registry of Madrid.

      (b) Expenses of the Selling Shareholder(s). Each Selling Shareholder, will pay its expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stock or other transfer taxes and any stamp, capital or other duties payable upon the sale, issuance or delivery of the Securities by such Selling Shareholder to the Underwriters, and (ii) the fees and disbursements of their respective counsel and other advisors.

      (c) Reimbursement. The Company, undertakes, forthwith after a request by any of the Underwriters, to reimburse to the relevant Underwriter or Underwriters the amount of any costs, charges, fees and expenses (including, without limitation, amounts in respect of value added tax (or other similar tax) properly chargeable thereon) properly payable by the Company under the other sub-sections of this Section 4 which the relevant Underwriter or Underwriters may have reasonably paid or incurred. The Underwriters are hereby authorised to deduct an amount equal to any such costs, charges, fees and expenses (including, without limitation, amounts in respect of value added tax (or other similar tax) chargeable thereon) which the Company has agreed to pay or which fail to be reimbursed by the Company under this Agreement, from any payments to be made by the Underwriters to the Company.

      (d) Currency. Unless otherwise expressly agreed in writing by each of the parties hereto, each amount payable pursuant to this Section 4 shall be paid in the currency in which such amount was incurred or in U.S dollars, in each case at the option of the party to which the amount is due.

      (e) Payment to Indemnified Parties.

            (i) All sums payable to any indemnified party under Section 6 hereof pursuant to this Agreement shall be paid free and clear of all deductions or withholdings unless the deduction or withholding is required by law, in which event the indemnifying party shall pay such additional amount as shall be required to ensure that the net amount received by the payee will equal the full amount which would have been received by it had no such deduction or withholding been made.

            (ii) If any tax authority imposes, assesses or levies a tax on (or includes in any computation of income, profit or gains for the purpose of any tax) any sum payable to any indemnified party under Section 6 of this Agreement or on any sum withheld in accordance with this Agreement from any payment made to such indemnified party under Section 6 of this

      Agreement, then the indemnifying party by whom the sum is payable shall pay such additional amount as shall be required to ensure that the total amount received, less the tax imposed, assessed or levied thereon, is equal to the amount that would otherwise be received by the indemnified party under this Agreement; provided, however, that if the indemnified party reasonably determines in its sole discretion that the item with respect to which such sum is payable to the indemnified party under
      Section 6 of this Agreement gives rise to a deduction or other tax benefit for purposes of such tax, then the indemnified party shall pay to the indemnifying party (or the additional amount payable by the indemnifying party shall be reduced by) the amount of the reduction in such indemnified party's tax liability for purposes of such tax that is attributable to such deduction or other tax benefit (taking into account any tax benefit associated with the payment by the indemnified party) if, when and as such reduction in such indemnified party's tax liability for purposes of such tax is actually realized by such indemnified party, as reasonably determined by the indemnified party in its sole discretion; and provided, further, that if due to any final adjustment of such tax, such indemnified party reasonably determines in its sole discretion that it has lost the benefit of all or any portion of such deduction or other tax benefit in respect of which it made a payment to such indemnifying party, then such indemnifying party shall pay to such indemnified party such additional amount in accordance with this subsection. Payment of any such additional amount shall be made promptly on written demand of the indemnified party accompanied by a computation of such additional amount prepared on a reasonable basis (which computation shall be final, conclusive and binding for all purposes absent manifest error).

      (f) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company and the Selling Shareholders shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

      (g) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholder(s) may make for the sharing of such costs and expenses.

      SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any empowered officer of the Company or any subsidiary of the Company or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

      (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

      (b) Opinion of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Squire, Sanders & Dempsey L.L.P., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the Kingdom of Spain, the State of New York and the federal law of the United States, such counsel may rely upon the opinions of counsel reasonably satisfactory to the Representatives or the Representatives shall have received the favorable opinion of such counsel, dated as of the Closing Time, in form and substance satisfactory to the Representatives.

      (c) Opinion of Counsel for the Selling Shareholder(s). At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Squire, Sanders & Dempsey L.L.P., counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the Kingdom of Spain, the State of New York and the federal law of the United States, such counsel may rely upon the opinions of counsel reasonably satisfactory to the Representatives or the Representatives shall have received the favorable opinion of such counsel, dated as of the Closing Time, in form and substance satisfactory to the Representatives.

      (d) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received a satisfactory opinion, dated as of Closing Time, of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of Selling Shareholders and officers of the Company and its subsidiaries and certificates of public officials.

      (e) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received a satisfactory opinion, dated as of Closing Time, of Uria & Menendez, Spanish counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

      (f) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

      (g) Certificate of Selling Shareholder(s). At Closing Time, the Representative(s) shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Shareholder, dated as of Closing Time, to the effect that
(i) the representations and warranties of each Selling Shareholder contained in
Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

      (h) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers Auditores, S.L. a letter dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus of the Company and Metso NMS.

      (i) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from PricewaterhouseCoopers Auditores, S.L. a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

      (j) Registration with the Mercantile Registry of Madrid. At the Closing Time, the Initial Securities shall have been registered with the Mercantile Registry of Madrid.

      (k) Approval of Listing. At Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

      (l) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

      (m) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by each of Abengoa, Siema AG, and each of the persons listed on Schedule C hereto who constitute all of the shareholders of the Company as of the date of this Agreement.

      (n) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company and the Selling Shareholders hereunder shall be true and correct as of the Date of Delivery and, at the Date of Delivery, the Representatives shall have received:

            (i) Officers' Certificate. A certificate, dated the Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of the Date of Delivery

            (ii) Certificate of Selling Shareholder(s). A certificate, dated the Date of Delivery, of an Attorney-in-Fact on behalf of each Selling Shareholder confirming that the certificate delivered at Closing Time pursuant to Section 5(g) remains true and correct as of the Date of Delivery.

            (iii) Registration with the Mercantile Registry of Madrid. At the Date of Delivery, the Option Securities shall have been registered with the Mercantile Registry of Madrid.

            (iv) Opinion of Counsel for Company. The favorable opinion of Squire, Sanders & Dempsey L.L.P., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated the Date of Delivery, relating to the Option Securities to be purchased on the Date of Delivery and otherwise to the same effect as the opinion required by
      Section 5(b) hereof.

            (v) Opinion of Counsel for the Selling Shareholder(s). The favorable opinion of Squire, Sanders & Dempsey L.L.P., counsel for the Selling Shareholder(s), in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

            (vi) Opinion of Counsel for Underwriters. The favorable opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, dated the Date of Delivery, relating to the Option Securities to be purchased on the Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

            (vii) Opinion of Counsel for Underwriters. The favorable opinion of Uria & Menendez, Spanish counsel for the Underwriters, dated the Date of Delivery, relating to the Option Securities to be purchased on the Date of Delivery and otherwise to the same effect as the opinion required by
      Section 5(e) hereof.

            (viii)Bring-down Comfort Letter. A letter from PricewaterhouseCoopers Auditores, S.L., in form and substance satisfactory to the Representatives and dated the Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(h) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to the Date of Delivery.

      (o) Additional Documents. At Closing Time and at the Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

      (p) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on the Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or the Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

      SECTION 6. Indemnification.

      (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company and the Selling Shareholders;

            (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
      (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), and provided further, that the Company will not be liable to any of the Underwriters with respect to the Prospectus to the extent that the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Underwriter, in contravention of a requirement of this Agreement or applicable law, sold Securities to a person to whom such Underwriter failed to send or give, at or prior to the Closing Time, a copy of the final prospectus, as then amended or supplemented if the Company has previously furnished copies thereof (sufficiently in advance of the Closing Time to allow for distribution by the Closing Time) to the Underwriters and the loss, liability, claim, damage or expense of such Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the preliminary prospectus which was corrected in the final prospectus as, if applicable, amended or supplemented prior to the Closing Time.

      (b) Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (a)(i), (ii) and (iii) above provided, however that the liability of any Selling Shareholder under this Section and Section 7 shall not exceed the product of the number of Securities sold by such Selling Shareholder and the initial public offering price of the Securities as set forth in the Prospectus (net of underwriting discounts and commissions); provided further, however that in the case of any Other Selling Shareholder this indemnity agreement shall only apply to any loss, liability, claim, damage or expense if such loss, liability, claim, damage or expense arises out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by or on behalf of that Other Selling Shareholder for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) relating specifically to the Ordinary Shares to be sold by that Other Selling Shareholder, provided further, however that the Selling Shareholders will not be liable to any of the Underwriters with respect to the Prospectus to the extent that the Selling Shareholders shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Underwriter, in contravention of a requirement of this Agreement or applicable law, sold Securities to a person to whom such Underwriter failed to send or give, at or prior to the Closing Time, a copy of the final prospectus, as then amended or supplemented if the Company or Selling Shareholder has previously furnished copies thereof (sufficiently in advance of the Closing Time to allow for distribution by the Closing Time) to the Underwriters and the loss, liability, claim, damage or expense of such Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the preliminary prospectus which was corrected in the final prospectus as, if applicable, amended or supplemented prior to the Closing Time.

      (c) Indemnification of Company, Directors and Officer and Selling Shareholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act and each Selling Shareholder or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

      (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) and (b) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a) (ii) or Section 6(b) (as a result of Section 6(a)(ii)) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

      (f) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholder(s) with respect to indemnification.

      SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

      The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter's Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholders within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

      The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholder(s) with respect to contribution.

      SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or any person controlling any Selling Shareholder and (ii) delivery of and payment for the Securities.

      SECTION 9. Termination of Agreement.

      (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, European Union, Spain or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in United States, European Union, Spanish or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (v) if a banking moratorium has been declared by either Federal, New York, or Spanish authorities or (vi) if the share capital increase corresponding to the Initial Securities has not been registered with the Mercantile Registry of Madrid prior to the Closing Time.

      (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect. Notwithstanding anything herein to the contrary, following the Pre-Funding Date or the Option Pre-Funding Date upon the termination of the Agreement as a result of any of the circumstances set forth in Section 9(a), the Pre-Funding Entities must be reimbursed in U.S. dollars an amount equal to the Pre-Funding Amount or the Option Pre-Funding Amount, as applicable, whether or not the money deposited with the Bank is sufficient to reimburse the Pre-Funding Entities the Pre-Funding Amount or the Option Pre-Funding Amount, as applicable, and the Company expressly acknowledges that the reimbursement of the Pre-Funding Amount or the Option Pre-Funding Amount, as applicable, will not require any additional steps or actions to be taken by the Pre-Funding Entities. The interest accrued as a result of the deposit of the Pre-Funding Amount or Option Pre-Funding Amount will be distributed to the Pre-Funding Entities and shall be in addition the Pre-Funding Amount or the Option Pre-Funding Amount.

      SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or the Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

            (i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

            (ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to the Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Selling Shareholders and the Company to sell the Option Securities to be purchased and sold on the Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

      No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

      In the event of any such default which does not result in a termination of this Agreement or, in the case of the Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company and any Selling Shareholder shall have the right to postpone Closing Time or the Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

      SECTION 11. Default by one or more of the Selling Shareholder(s) or the Company. (a) If a Selling Shareholder shall fail at the Date of Delivery to sell and deliver the number of Securities which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder then the Underwriters may, at the option of the Representative(s), by notice from the Representative(s) to the Company and the non-defaulting Selling Shareholder(s), either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Shareholder(s) and the Company have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

      In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Representatives and the Company and the non-defaulting Selling Shareholder(s) shall have the right to postpone the Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

      (b) If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

      SECTION 12. Tax Disclosure. Notwithstanding any other provision of this Agreement, the Company's use and disclosure of information relating to the U.S. federal income tax treatment and structure of the transactions contemplated herein is not limited for the benefit of any person in any manner, and such U.S. federal income tax treatment and structure are not claimed to be proprietary or exclusive to any person.

      SECTION 13. Foreign Taxes. All payments (including all deemed payments by way of offset or netting) by the Company to any Underwriter hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by Spain, the European Union or any other jurisdiction in which the Company has a branch or an office from which payment (or deemed payment) is made or deemed to be made, excluding (i) any such tax imposed by reason of any Underwriter having some connection with any such jurisdiction other than its participation as Underwriter hereunder, and (ii) any income or franchise tax on the overall net income of such Underwriter imposed by the United States of America or any political subdivision of the United States of America (all such non-excluded taxes, "Foreign Taxes"). If the Company is prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable (or deemed payable) hereunder represented by Foreign Taxes imposed, levied, collected, assessed, withheld or deducted, then amounts payable (or deemed payable) under this Agreement by the Company shall, to the extent permitted by law, be increased to such amount as is necessary to yield and remit to each Underwriter an amount which, after deduction of all such Foreign Taxes (including all such Foreign Taxes payable on such increased amount) equals the amount that would have been payable (or deemed payable) if no Foreign Taxes applied.


      SECTION 14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at 4 World Financial Center, New York, New York 10080, attention of Bharani Bobba, with a copy to Valerie Ford

Jacob at Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004; notices to the Company shall be directed to it at Valgrande, 6, 28108 Alcobendas, Madrid, Spain, attention of Manuel Sanchez Ortega, with a copy to Squire, Sanders & Dempsey L.L.P., 4900 Key Tower, 127 Public Square, Cleveland Ohio, 44114, attention Laura D. Nemeth and notices to the Selling Shareholders shall be directed to the Selling Shareholders at Valgrande, 6, 28108 Alcobendas, Madrid, Spain, attention of Manuel Sanchez Ortega, with a copy to Squire, Sanders & Dempsey L.L.P., 4900 Key Tower, 127 Public Square, Cleveland Ohio, 44114, attention Laura D. Nemeth.


      SECTION 15. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

      SECTION 16. GOVERNING LAW.

      (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      (b) The Company irrevocably submits to the non-exclusive jurisdiction of any federal or state court in New York County, in any legal suit, action or proceeding based on or arising under this Agreement and agree that all claims in respect of such suit or proceeding may be determined in any such court. The Company irrevocably waives the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceeding. To the extent permitted by law, the Company hereby waives any objections to the enforcement by any competent court in Spain of any judgment validly obtained in any such court in Spain on the basis of any such legal suit, action or proceeding.

      SECTION 17. Judgment Currency. The Company agrees to indemnify the Underwriter against any loss incurred by the Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States dollars and a result of any variation as between (i) the rate of exchange at which the United States dollars amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Underwriter is able to purchase United States dollars, at the business day nearest the date of judgment, with the amount of the Judgment Currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs or exchange payable in connection with the purchase of, or conversion into, the relevant currency.

      SECTION 18. Illegality. If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, under any enactment or rule of law, such provision or part shall to that extent be deemed not to form part of this Agreement but the legality, validity and enforceability of the remainder of this Agreement shall not be affected.

      SECTION 19. Remedies Cumulative. The rights and remedies of each of the parties and each indemnified person under Sections 6 and 7 pursuant to this Agreement are cumulative and are in addition to any other rights and remedies provided by general law or otherwise.

      SECTION 20. Severability. If any provision of this Agreement is held to be invalid or unenforceable, then such provision shall (so far as invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement.

      SECTION 21. Waiver of Immunities. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to the Company, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of Spain, New York or U.S. federal court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Company, or any other matter under or arising out of or in connection with, the Purchase Agreement, the Company hereby irrevocably and unconditionally waive or will waive such right to the extent permitted by law, and agree not to plead or claim, any such immunity and consents to such relief and enforcement.

      SECTION 22. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

      SECTION 23. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

      SECTION 24. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorneys in-Fact for the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

                                      Very truly yours,

                                      TELVENT GIT, S.A.

                                      By
                                         ---------------------------------------
                                         Title:

                                      By
                                         ---------------------------------------
                                         As Attorney-in-Fact acting on behalf of
                                         the Selling Shareholders named in
                                         Schedule D hereto



CONFIRMED AND ACCEPTED,
as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
   INCORPORATED
LEHMAN BROTHERS INC.
SG COWEN & CO., LLC

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
       INCORPORATED


By
   ---------------------------------------
   Authorized Signatory


      For themselves and as Representatives of the other Underwriters named in Schedule A hereto.


CONFIRMED AND ACCEPTED,
as of the date first above written:


MERRILL LYNCH INTERNATIONAL

By
   ---------------------------------------
   Authorized Signatory

                                   SCHEDULE A

                                                                Number of
             Name of Underwriter                            Initial Securities
             -------------------                            ------------------
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated. ........................................
Lehman Brothers Inc. ....................................
SG Cowen & Co., LLC. ....................................



                                                                -----------
Total ...................................................       [         ]
                                                                ===========


                                     Sch A-1

                                   SCHEDULE B
                                TELVENT GIT, S.A.
                           [         ] Ordinary Shares
                       (Nominal Value E3.00505 Per Share)

            1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $ -.

            2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $-, being an amount equal to the initial public offering price set forth above less $- per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.


                                     Sch B-1

                                   SCHEDULE C
                          List of persons and entities
                               subject to lock-up

Telvent Corporation, S.L.
Jose Ignacio del Barrio Gomez
Jose Montoya Perez
Manuel Sanchez Ortega
Luis Fernandez Mateo
Pedro Bernad Herrando
Ana Maria Plaza Arregui
Dave Jardine
Larry Stack
Philip Goulet
Miguel Angel Fernandez Moreno
Manuel Emilio Martin Rodriguez
Isidoro Costillo Iciarra
Ignacio Gonzalez Dominguez
Jose Antonio Moreno Delgado
Jose Maria Flores Canales
Javier Ramos Robledo
Luis Manuel Martinez Via
Adolfo Borrero Villalon
HRH Carlos de Borbon
Miguel Cuenca
Eduard Punset
Javier Salas
Jose B. Terceiro
Candido Velazquez-Gaztelu
Dai Yue
Luis Rance
Marcio Leonardo


                                     Sch C-1

                                   SCHEDULE D

                         Executive Selling Shareholders

Manuel Sanchez Ortega
Jose Ignacio del Barrio Gomez

                           Other Selling Shareholders

Larry Stack
Dave Jardine
Jose Montoya Perez
Philip Goulet
Luis Fernandez Mateo


                                     Sch C-1

                                                                       Exhibit A

                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

      (i) The Company is a limited liability company (sociedad anonima) duly organized, existing, established, and in good standing under the laws of the Kingdom of Spain.

      (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

      (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

      (iv) The authorized, issued and outstanding share capital of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding share capital of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding share capital of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company.

      (v) The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreement and, when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability by reason of being such a holder.

      (vi) The issuance of the Securities is not subject to preemptive or other similar rights of any securityholder of the Company other than as described in the Registration Statement that have not been waived previously.

      (vii) Each Subsidiary has been duly incorporated and is validly existing as a limited liability company or corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any

Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

      (viii) The Purchase Agreement has been duly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company.

      (ix) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

      (x) The Registration Statement, including any Rule 462(b) Registration Statement and the Rule 430A Information, the Prospectus and each amendment or supplement to the Registration Statement and Prospectus as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

      (xi) The form of certificate used to evidence the Ordinary Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter ("escritura de constitucion") and the by-laws ("estatutos sociales" or "estatutos") of the Company and the requirements of the Nasdaq National Market.

      (xii) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder other than as disclosed in the Registration Statement.

      (xiii) The information in the Prospectus under "Dividend Policy," "Description of Ordinary Shares", "Taxation", "Management", "Enforceability of Civil Liabilities", "Relationship Between Telvent and the Abengoa Group", "Shares Eligible for Future Sale" and "Risk Factors -- Risks Related To Our Business -- We may face adverse effects from investigations of our parent, four of its directors and its general counsel, its majority shareholder, and our chairman and chief executive officer"; " -- Risks Related To Being Part Of The Abengoa Group -- Abengoa, our majority shareholder, will be in a position to control matters requiring a shareholder vote..."; and " -- Risks Related To This Offering -- We are a Spanish corporation and it may be difficult to enforce judgments against us in U.S. domestic courts," " -- Your rights and responsibilities as a shareholder will be governed by Spanish law and will differ in some respects from the rights and responsibilities of shareholders under U.S. law..." and " -- Provisions of Spanish law may delay, prevent or make difficult an acquisition of us, which could prevent a change of control...," and in the Registration Statement under Item 6, to the extent that it constitutes matters of law (whether of the United States, Spain or the European Union) or summaries of legal matters, the Company's charter ("escritura de constitucion"), by-laws ("estatutos sociales" or "estatutos") or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects and is an adequate summary thereof in light of the circumstances under which it is provided.

      (xiv) All descriptions in the Registration Statement of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed as exhibits thereto.

      (xv) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states or foreign jurisdictions, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or for the offering, issuance, sale or delivery of the Securities.

      (xvi) The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use Of Proceeds") and compliance by the Company with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(x) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, U.S. or non-U.S., having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations.

      (xvii) The choice of the laws of New York as the governing law of the Purchase Agreement is a valid choice of law under the laws of Spain. The Company has the power to submit, and pursuant to the Purchase Agreement have legally, validly, effectively and irrevocably submitted, to the jurisdiction of any federal or state court in New York, and have the power to designate, appoint and empower and pursuant to the Purchase Agreement have legally, validly, effectively and irrevocably designated, appointed and empowered CT Corporation as agent for service of process in any suit or proceeding based on or arising under the Purchase Agreement in any federal or state court in New York County. Any judgment obtained in a New York court arising out of or in relation to the obligations of the Company herein will be recognized in Spain in accordance with and subject to Spanish law. The Company can sue and be sued in its own name; insofar as a New York court declares itself competent pursuant to the irrevocable submission of the Company to the non-exclusive jurisdiction of a New York court, the Company may be sued in such New York court; the waiver by the Company of any objection to the venue of a proceeding in a New York court and the agreement of the Company that this Agreement shall be governed by and construed in accordance with the laws of New York are legal, valid and binding; service of process effected in the manner set forth in the Purchase Agreement, assuming its validity under New York law, will be effective; any judgment obtained in a New York court arising out of or in relation to the obligations of the Company herein will be recognized in Spain.

      (xviii) To the best of our knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

      (xix) The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an "investment company" under the 1940 Act.

      (xx) The Company is not a "passive foreign investment company" within the meaning of Section 1296 of the United States Internal Revenue Code of 1986, as amended.

      (xxi) No stamp, issue, transfer tax, value added tax or duty or other similar tax or duty ("Transfer Taxes") is payable by or on behalf of the Underwriters in the European Union or Spain or any political subdivision or taxing authority thereof and no capital gains, income or withholding or other similar tax is payable by or on behalf of the Underwriters in the European Union or Spain or any political subdivision or taxing authority thereof, in any case, in connection with: (i) the offer, sale and delivery by the Company of the Securities to or for the respective accounts of such Underwriters; (ii) the sale and delivery by such Underwriters of the Securities to the initial purchasers thereof; (iii) the execution and delivery of this Agreement; and (iv) the consummation of the transactions contemplated by this Agreement or any other document relating to a global offering, in each case, other than (x) Spanish income or withholding tax on any interest income obtained under section 2(c) and 9(b) of the Purchase Agreement and (y) any capital gains, income or withholding or other similar tax which may be imposed upon an Underwriter as a result of the purchase, ownership and resale by such Underwriter (a) of Securities through a permanent establishment of such Underwriter located in Spain or the European Union, (b) by reason of such Underwriter owning, directly or indirectly (but not taking into account for this purpose any Securities owned by any other Underwriter), during the 12-month period preceding the resale of Securities by such Underwriter, Securities representing 25 percent or more of the capital of the Company or (c) by reason of such Underwriter owning, directly or indirectly, Securities representing less than 25 percent of the capital of the Company and such Underwriter not being entitled to benefits under the Convention between the United States of America and the Kingdom of Spain for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income, as in force on the date hereof.

      (xxii) The Company is a "foreign private issuer," as such term is defined in the rules and regulations under the 1933 Act.

      Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information, (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials and the representations and warranties in the Purchase Agreement. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                       Exhibit B

            FORM OF OPINION OF COUNSEL FOR THE SELLING SHAREHOLDER(S)
                    TO BE DELIVERED PURSUANT TO SECTION 5(c)

      (i) No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (other than the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities laws, as to which we need express no opinion) is necessary or required to be obtained by the Selling Shareholder(s) for the performance by each Selling Shareholder of its obligations under the Purchase Agreement or in the Power of Attorney and Custody Agreement, or in connection with the offer, sale or delivery of the Securities.

      (ii) Each Power of Attorney and Custody Agreement has been duly authorized, executed and delivered by the respective Selling Shareholder(s) named therein and constitutes the valid and binding agreement of such Selling Shareholder.

      (iii) The Purchase Agreement has been duly authorized, executed and delivered by or on behalf of each Selling Shareholder.

      (iv) Each Attorney-in-Fact has been duly authorized by the Selling Shareholder(s) to deliver the Securities on behalf of the Selling Shareholder(s) in accordance with the terms of the Purchase Agreement.

      (v) The execution, delivery and performance of the Purchase Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement and compliance by the Selling Shareholder(s) with its obligations under the Purchase Agreement have been duly authorized by all necessary action on the part of the Selling Shareholder(s) and to our knowledge do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities or any property or assets of the Selling Shareholder(s) pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement to which any Selling Shareholder is a party or by which his may be bound, or to which any of the property or assets of the Selling Shareholder(s) may be subject nor will such action result in any violation of the provisions of the charter or by-laws of the Selling Shareholder(s), if applicable, or any law, administrative regulation, judgment or order of any governmental agency or body or any administrative or court decree having jurisdiction over such Selling Shareholder or any of its properties.

      (vi) Each of the Selling Shareholders has valid title to, or a valid security entitlement in respect of, the Securities to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities and other encumbrances, and each of the Selling Shareholders has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney and Custody Agreement of such Selling Shareholder and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder.

      (vii) Upon the Underwriters' acquiring possession of stock certificates representing the Securities to be sold by the Selling Shareholders, endorsed to the Underwriters and paying the purchase price therefor pursuant to this Agreement, the Underwriters (assuming that no such Underwriter has notice of any "adverse claim", within the meaning of Section 8-105 of the New York Uniform Commercial Code, to such Securities) will acquire their respective interests in such Securities (including, without limitation, all rights that such Selling Shareholder had or has the power to transfer in such Securities) free and clear of any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code.

      (viii) Upon payment of the purchase price for the Securities to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC registration of such Securities in the name of Cede or such other nominee and the crediting of such Securities on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any "adverse claim", within the meaning of Section 8-105 of the UCC, to such Securities), (A) DTC shall be a "protected purchaser", within the meaning of Section 8-303 of the UCC, of such Securities and will acquire its interest in the Securities (including, without limitation, all rights that such Selling Shareholder had or has the power to transfer in such Securities) free and clear of any adverse claim within the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Securities and (C) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any "adverse claim", within the meaning of
Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this opinion, such counsel may assume that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law,
(y) DTC will be registered as a "clearing corporation", within the meaning of
Section 8-102 of the UCC, and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

      In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of the Selling Shareholders and public officials and the representations and warranties in the Purchase Agreement. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section Business Law (1991).

   [FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR OTHER SHAREHOLDERS PURSUANT TO
                                  SECTION 5(M)]

                                                                       Exhibit C

                                [_____ __], 2004

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated,
Lehman Brothers Inc.
SG Cowen & Co. LLC
   as Representatives of the several
   Underwriters to be named in the
   within-mentioned Purchase Agreement
c/o  Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
4 World Financial Center
New York, New York  10080

      Re:   Proposed Public Offering by Telvent GIT, S.A.

Dear Sirs:

            The undersigned, a shareholder [and an officer and/or director]1 of Telvent GIT, S.A., a Kingdom of Spain sociedad anonima (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Lehman Brothers Inc. and SG Cowen & Co., LLC propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's Ordinary Shares, Nominal Value E3.00505 per share (the "Ordinary Shares"). In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 180 days from the date of the Purchase Agreement (the "Lock-Up Period"), the undersigned will not (other than as provided for in the Purchase Agreement), without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Ordinary Shares or any securities convertible into or exchangeable or exercisable for Ordinary Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the "Lock-Up Securities") or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise.


-------------
1     Delete or revise bracketed language as appropriate.

            The forgoing restrictions shall not apply to the extent they will not give rise to a public filing obligation in the United States or Spain or elsewhere to (a) bona fide gifts and transfers by will or intestacy, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this letter agreement, (b) transfers pursuant to any qualified domestic relations order, divorce, decree or similar legal order, provided the recipient thereof agrees in writing to be bound by the terms of this letter agreement, or
(c) dispositions to any trust, for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned or by action of law, provided that, in the case of disposition to any trust, such trust agrees in writing with the Underwriters to be bound by the terms of this letter agreement.

            If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Purchase Agreement shall be terminated prior to the time of purchase in accordance with the terms of the Purchase Agreement, this letter agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Notwithstanding the foregoing, if: (1) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day-period beginning on the last day of the Lock-Up Period, the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.



                                          Very truly yours,


                                          Signature:
                                                     ---------------------------

                                          Print Name:
                                                      --------------------------

                         [FORM OF AUTHORIZATION LETTER]

                                                                       Exhibit D

                                [_____ __], 2004

BNP Paribas Securities Services Sucursal en Espana
Riberal del Loira, 28
28042 Madrid, Spain

      Re:   Public Offering by Telvent GIT, S.A.


Dear Sirs:

We have opened an account in the name of Telvent GIT, S.A. ("Telvent") in the entity BNP Paribas Securities Services Sucursal en Espana (NIF: N-0012958-E) ("BNP Paribas") (hereinafter, the "Bank Account").

      The Bank Account is opened for the sole purposes of allowing Merrill Lynch International or one of its affiliates ("Merrill Lynch") to deposit in the Bank Account the amount corresponding to the shares offered in the public offering (the "Offering") of Telvent approved on [ ], 2004 by the General Shareholders Meeting of Telvent, so that BNP Paribas may issue the corresponding bank certificate attesting that the funds corresponding to the share capital increase have been deposited, and the legal requirements for the granting of the public deed of share capital increase and its registration with the Mercantile Registry of Madrid are met.

      The funds so deposited in the Bank Account will be blocked for the benefit of Merrill Lynch and may not be used by Telvent until BNP Paribas receives a written authorization from Merrill Lynch certifying that all the conditions required for the closing of the Offering have taken place and the funds deposited in the Bank Account may be made freely available to Telvent.

      In the event that the closing of the Offering does not take place on or before October [26], 2004 or such other date established as the Closing Time (as such term is defined in the Purchase Agreement (the "Purchase Agreement") by an among Telvent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc., SG Cowen & Co., LLC and the Selling Shareholders named therein in connection with the Offering) due to any reason, Merrill Lynch will be fully reimbursed of the funds deposited in the Bank Account, together with the interest accrued from the date the deposit was made. We hereby authorize and expressly instruct BNP Paribas to reimburse Merrill Lynch of any funds deposited in the Bank Account and any interest accrued upon the written notice from Merrill Lynch to BNP Paribas that the closing of the offer has not taken place, by means of wire transfer of immediately available funds to the bank account indicated by Merrill Lynch in the notice, within two calendar days from the day of the notice.

Sincerely,

TELVENT GIT, S.A.
By:

Read and agreed on October [  ], 2004:
BNP Paribas Securities Services Sucursal en Espana
By:
Office:

                            [FORM OF RELEASE LETTER]

                                                                       Exhibit E

                                [_____ __], 2004

BNP Paribas Securities Services Sucursal en Espana
Riberal del Loira, 28
28042 Madrid, Spain

      Re:   Public Offering by Telvent GIT, S.A.

Dear Sirs:

            Reference is made to the Authorization Letter from Telvent GIT, S.A. ("Telvent") to BNP Paribas Securities Services Sucursal en Espana (NIF:
      N-0012958-E) ("BNP Paribas") regarding an account in the name of Telvent (hereinafter, the "Bank Account").

            We hereby certify that all the conditions required for the closing of the offer of the Initial Securities of Telvent have taken place and the funds deposited in the Bank Account by us may be made freely available to Telvent.



Sincerely,


By: MERRILL LYNCH INTERNATIONAL


          By
             Authorized Signatory


                                      E-1